UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
December 15, 2009
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BIO-MATRIX SCIENTIFIC GROUP, INC.
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(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

0-32201                               33-0824714
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         (Commission File Number)     (IRS Employer Identification No.)

8885 Rehco Road, San Diego, California    92121
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(Address of Principal Executive Offices)      (Zip Code)

619 702 1404
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(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On December 15, 2009, the Board of Directors of the Registrant, acting as the Registrant's Audit Committee, approved of the dismissal of Seale and Beers, CPAs as the Registrant’s independent registered public accounting firm. On December 17, 2009, the Registrant informed Seale and Beers, CPAs that Seale and Beers, CPAs has been dismissed as the Registrant’s independent registered public accounting firm.

During the period beginning on August 6, 2009 and ending on December 15, 2009 (the sole period in which Seale and Beers CPAs was engaged as the independent registered public accounting firm of the Registrant)  there were no disagreements with Seale and Beers, CPAs, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers, CPAs satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements. During the past two fiscal years Seale and Beers, CPAs has not issued an audit report on the Registrant’s financial statements nor has Seale and Beers, CPAs at any time issued an audit report on the Registrant’s financial statements.

(b) On December 15, 2009, the Board of Directors of the Registrant, acting as the Registrant's Audit Committee, approved the engagement of John Kinross-Kennedy, CPA as its independent auditor. On same date, December 15, 2009, the accounting firm of John Kinross-Kennedy, CPA was engaged as the Registrant's new independent registered public accounting firm.

The Registrant has provided Seale and Beers, CPAs with a copy of the disclosures in Item 4.01 of this Report and requested that Seale and Beers, CPAs furnish the Registrant with a letter to the Securities and Exchange Commission stating whether it agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of that letter from Seale and Beers, CPAs will be filed by an amendment to this 8-K/A when received by the Registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 31, 2009

By: /s/David Koos
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Name: David Koos
Title:  CEO